Exhibit 24

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints each of Jonathan Lewinsohn, Scott Goodwin, Joshua Green, Michael Cohn and Matthew Gilmartin with full power to act without the other, as his or her agent and attorney-in-fact for the purpose of executing in his or her name, in his or her capacity as a Trustee and/or officer of Diameter Dynamic Credit Fund, any statement of beneficial ownership on Form 3, 4, or 5 to be filed with the United States Securities and Exchange Commission.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This Power of Attorney shall be valid from the date hereof until revoked by me.

IN WITNESS HEREOF I have executed this instrument as of the 30th day of September, 2025.

/s/ Steven Bossi	Trustee
Steven Bossi

/s/ Amanda R. Wurtz	Trustee
Amanda R. Wurtz

/s/ Daniel Kasell	Trustee
Daniel Kasell

/s/ Joshua Green	Trustee
Joshua Green

/s/ Scott Goodwin	Chair of the Board, Trustee, Co-President
Scott Goodwin

/s/ Jonathan Lewinsohn	Co-President
Jonathan Lewinsohn

/s/ Michael Cohn	General Counsel
Michael Cohn

/s/ Matthew Gilmartin	Chief Financial Officer and Treasurer
Matthew Gilmartin